Exhbit 99.(i)(6)

Bell, Boyd & Lloyd LLC

70 West Madison Street, Suite 3100      *      Chicago, Illinois 60602-4207

312.372.1121      *      FAX  312.827.8000

July 14, 2006

As counsel for Harris Associates Investment Trust (the “Registrant”), we consent to the incorporation by reference of our opinion for each of the Registrant’s series, filed with the Registrant’s registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:

Series	Date of Opinion	Date of Filing
The Oakmark International Fund	July 23, 1992	February 28, 1997
The Oakmark Equity and Income Fund	September 20, 1995	February 28, 1997
The Oakmark International Small Cap Fund	September 20, 1995	February 28, 1997
The Oakmark Select Fund	October 22, 1996	October 23, 1996
The Oakmark Fund	November 1, 1998	November 5, 1998
The Oakmark Global Fund	May 21, 1999	May 21, 1999

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Bell, Boyd & Lloyd LLC